                                                                EXHIBIT 24.3

                                 LETTERHEAD OF
             BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P.







                                 July 18, 1996




Board of Directors
Century Bancorp, Inc.
22 Winston Street
P.O. Box 989
Thomasville, North Carolina 27361-0989

Gentlemen:

        We hereby consent to reference to our firm in the "Legal Opinions" section of the Prospectus included in the Registration Statement of Century Bancorp, Inc. on Form S-1 (the "Registration Statement") and to reference to the opinions rendered by our firm which are described in such section of the Registration Statement.

                                                Very truly yours,

                                                BROOK, PIERCE, MCLENDON,
                                                HUMPHREY & LEONARD, L.L.P.


                                                By:  /s/ Randall A. Underwood
                                                   ----------------------------
                                                    Randall A. Underwood

RAU/arb